Emmaus Life Sciences SC 13D/A

Exhibit 10.2
STOCK PURCHASE AGREEMENT

AGREEMENT dated November 21, 2011 by and among Griffin Ventures Ltd. (“Griffin” or “Seller”), and the investor listed on Schedule A hereto (the “Buyer”).  Buyer and Seller are sometimes hereinafter collectively referred to as the “Parties”.

WHEREAS, Seller is the legal and beneficial owners of an aggregate of One Hundred  Fifty Nine Thousand Nine Hundred Ninety Nine (159,999) shares (the “Securities”) of common stock, par value $0.001 per share (the “Common Stock”), of Emmaus Life Sciences, Inc., (formerly Emmaus Holdings, Inc. formerly AFH Acquisition IV, Inc.) a Delaware corporation (the “Company”); and

WHEREAS, for good and valuable consideration, Seller desires to transfer and sell to Buyer all right, title and interest in the Securities and Buyer desires to purchase all such right, title and interest in the Securities (the “Sale”) in the amounts set forth in Schedule A hereto;

NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.           Sale of Securities.

(a)           Securities to be Acquired.  At the Closing, and upon the terms and subject to the conditions of this Agreement, and upon the representations, warranties and covenants herein made, Seller shall transfer and sell to Buyer, and Buyer agrees to purchase from the Seller, the Securities set forth on Schedule A hereto, for the Purchase Price hereinafter set forth.

(b)           Purchase Price.  Upon the terms and subject to the conditions set forth in this Agreement, for the aggregate sum of Forty Thousand Dollars ($40,000) (the “Purchase Price”), or $3.5714 per share of Common Stock (the “Per Share Price”), in immediately available funds by check or wire transfer to “AFH Holding & Advisory, LLC” effective as of the date first written above, Seller hereby sell, transfer, assign and convey to Buyer, and Buyer hereby purchases from Seller, the Securities.

2.           Representations and Warranties of Buyer.  The Buyer hereby represents and warrants to each Seller, which representations and warranties shall survive the Closing, the following:

(a)           Buyer has all requisite power and authority to execute, deliver and perform under this Agreement and the other agreements, certificates and instruments to be executed by Buyer in connection with or pursuant to this Agreement.  Upon execution and delivery by Buyer at the Closing, this Agreement is a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)           The execution, delivery and performance of this Agreement by Buyer will not conflict with or result in the breach of any term or provision of, or violate or constitute a default under, any charter provision or bylaw or under any material agreement, to which Buyer is a party or by which Buyer is in any way bound or obligated.

(c)           No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of Buyer in connection with the transactions contemplated by this Agreement.

(d)           Buyer understands that the Securities are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law and is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Buyer’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws).  Buyer is acquiring the Securities hereunder in the ordinary course of its business. Buyer does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(e)            At the time Buyer was offered the Securities, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Buyer is not required to be registered as a broker-dealer under Section 15 of the Exchange Act of 1934, as amended.

(f)       Buyer acknowledges that there exists no public market for the Securities, that no such public market may develop in the future, the Securities, when issued, will be “restricted securities” and as a result, Buyer acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available.  Buyer is aware of the provisions of Rule 144 promulgated under the Act which permit resales of common stock purchased in a private placement subject to certain limitations and to the satisfaction of certain conditions provided for thereunder, including, among other things, the existence of a public market for the common stock, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares of common stock being sold during any three-month period not exceeding specified limitations.

(g)           Buyer either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Buyer is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(h)           Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(i)           Buyer acknowledges that Buyer has had the opportunity to ask questions of, and receive answers from the Company or any authorized person acting on its behalf concerning the Company and its proposed business plan (including its initial acquisition target and the need to raise additional capital through the offer and sale of equity and/or debt securities) and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Buyer.  In connection therewith, Buyer acknowledges that Buyer has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any authorized person acting on its behalf.  Buyer has received and reviewed all the information concerning the Company and the Securities, both written and oral, that Buyer desires.  Without limiting the generality of the foregoing, Buyer has been furnished with or has had the opportunity to acquire, and to review: all information, both written and oral, that Buyer desires with respect to the Company’s business, management, financial affairs and prospects.  In determining whether to make this investment, Buyer has relied solely on (i) Buyer’s own knowledge and understanding of the Company and its business based upon Buyer’s own due diligence investigations and the information furnished pursuant to this paragraph, and (ii) the information described in subparagraph 2(j) below.

(j)           Buyer has carefully considered and has discussed with the Buyer’s legal, tax, accounting and financial advisors, to the extent the Buyer has deemed necessary, the suitability of this investment and the transactions contemplated by this Subscription Agreement for the Buyer’s particular federal, state, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Agreement are a suitable investment for the Buyer. Buyer has relied solely on such advisors and not on any statements or representations of the Company or any of its agents.  Buyer understands that Buyer (and not the Company) shall be responsible for Buyer’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Subscription Agreement.

(k) Buyer acknowledges and agrees that such Buyer’s investment in the Company is reasonable in relation to Buyer’s net worth and financial needs and Buyer is able to bear the economic risk of losing their entire investment in the Securities.

(l)           Buyer understands that any and all certificates representing the Securities and any and all securities issued in replacement thereof or in exchange therefore shall bear the following legend or one substantially similar thereto, which Buyer has read and understands:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

In addition, the certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefore, shall bear such legend as may be required by the securities laws of the jurisdiction in which Buyer resides.

(m)           Buyer has not been furnished with any oral representation or oral information in connection with the offering of the Securities that is not contained in, or is in any way contrary to or inconsistent with, statements made in this Agreement.

(n)           No representations or warranties have been made to Buyer by the Company or the Seller, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Seller contained herein, and in purchasing the Securities the Buyer is not relying upon any representations other than those contained in this Agreement.

(o)           Buyer represents and warrants that Buyer has kept and will keep confidential any information made available in connection with its investigation of the Company and its intended business and agrees that all such information shall be kept in confidence by the Buyer and neither be used by the Buyer for the Buyer’s personal benefit (other than in connection with this Subscription) nor disclosed to any third party for any reason (other than Buyer’s legal and tax advisors) notwithstanding that the Buyer’s Subscription may not be accepted by the Company.

(p)           Buyer acknowledges that it is purchasing shares from Seller, whom is an “affiliate” of the Issuer as defined in Rule 405 under the Securities Act.

3.           Closing.

(a)           Time; Place; Outcome.  The closing of the Sale of the Securities (the “Closing”) will take place on the date mutually agreed upon by Buyer and Seller, but in any event no later than November 30, 2011, unless mutually agreed to a later date by all Parties.  At the Closing, Seller shall transfer to Buyer clear and marketable title to the Securities, free and clear of any and all liens, claims, encumbrances and adverse interests of any kind, by delivering to the Buyer the certificates for the Securities in negotiable form, duly endorsed in blank, with stock transfer powers executed and attached thereto, and Buyer shall deliver the funds representing the Purchase Price to Seller.

(b)           Conditions Precedent to Seller’s Obligations.  The obligations of Seller at Closing shall be subject to the satisfaction, on or prior to the Closing, of the following conditions precedent, any one or more of which may be waived by the Seller.

(i) Representations and Warranties.  The representations of and warranties by the Buyer in Section 2 hereof shall be true and accurate on and as of the Closing.

(ii)           Performance.  The Buyer shall have performed and complied with all agreements and conditions contained herein or in other ancillary documents incident to the transactions contemplated by this Agreement required to be performed or complied with by him prior to or at the Closing.

(iii)           Consents; Authorizations.  The Buyer shall have secured all permits, consents and authorizations, if any, that shall be necessary or required lawfully to consummate this Agreement.

(iv)           Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory in substance and form to Seller or their counsel, and Seller or their counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

(c)           At any time and from time to time after the Closing, the Parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

4.           Miscellaneous.

(a)           Entire Agreement.  This Agreement contains the entire understanding of the Parties and supersedes all previous verbal and written agreements.  There are no other agreements, representations, or warranties other than those specifically referenced or set forth herein.

(b)           Notices.  All notices or other documents under this Agreement shall be in writing and delivered in person or mailed by certified mail, postage prepaid, addressed to the Parties at the addresses first above written, on any new address designated in like manner by any party hereto.

(c)           Waiver.  No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of such right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

(d)           Survival of Agreements.  All agreements, covenants, representations and warranties contained herein or made in writing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement.

(e)           Events of Termination.  Anything herein or elsewhere to contrary notwithstanding, this Agreement may be terminated by written notice of termination at any time before the purchase of the Securities by mutual written consent of the Parties.

(f)           Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.  Parties submits to the jurisdiction of any state or federal court sitting in Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.  Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.  In the event of suit under this Agreement, the prevailing party will be entitled to costs, including reasonable attorneys’ fees; provided, however, in the event that damages are reduced from the original claim brought by the initiating party, the amount of costs provided shall so reflect such reduction by an equal pro rata amount.

(g)           Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of Parties and the Company and their respective successors and assigns.

(h)           Execution and Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument and a facsimile of a signature shall be deemed to be the same, and equally enforceable, as an original of such signature.

(i) Headings.  The descriptive headings of the Sections hereof are inserted for convenience only and do not constitute a part of this Agreement.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of November 21, 2011.

SELLER:

Griffin Ventures Ltd

/s/ Amir F. Heshmatpour
Name: Amir F. Heshmatpour

BUYER:

/s/ Sohrab Sepehran______
Name: Sohrab Sepehran

SCHEDULE A

Name of Investor	Number of Securities	Total Purchase Price
Sohrab Sepehran	11,200	$40,000